Exhibit 3.4

                                                             AS AMENDED 12/14/99

                          AMENDED CODE OF REGULATIONS

                                      OF

                        SIMS AGRICULTURAL PRODUCTS CO.

                                     INDEX

Section            Caption                           Page
-------            -------                           ----

                      ARTICLE 1. MEETINGS OF SHAREHOLDERS

1.01          Annual Meetings                         1
1.02          Calling of Meetings                     1
1.03          Place of Meetings                       1
1.04          Notice of Meetings                      1
1.05          Waiver of Notice                        2
1.06          Quorum                                  2
1.07          Votes Required                          3
1.08          Order of Business                       3
1.09          Shareholders Entitled To Vote           3
1.10          Cumulative Voting                       3
1.11          Proxies                                 3
1.12          Inspectors of Election                  4
1.13          Shareholder Proposal Notice Procedure   4

                             ARTICLE 2. DIRECTORS

2.01          Authority and Qualification             4
2.02          Number of Directors and Term of Office  4
2.03          Election                                5
2.04          Removal                                 5
2.05          Vacancies                               5
2.06          Meetings                                6
2.07          Notice of Meetings                      6
2.08          Waiver of Notice                        7
2.09          Quorum                                  7
2.10          Committee of the Directors              7
2.11          Compensation                            8
2.12          By-Laws                                 8

                              ARTICLE 3. OFFICERS

                                                             AS AMENDED 12/14/99

3.01          Officers                                8
3.02          Tenure of Officers                      8
3.03          Duties of Officers                      9

                               ARTICLE 4. SHARES

4.01          Certificates                            9
4.02          Transfers                               9
4.03          Transfer Agents and Registrars          10
4.04          Lost, Wrongfully Taken or
                Destroyed Certificates                10

                          ARTICLE 5. INDEMNIFICATION

5.01          Indemnification                         10

                        ARTICLE 6. CERTAIN TRANSACTIONS

6.01          Contracts or Transactions with
                Directors and Officers.               12

                           ARTICLE 7. MISCELLANEOUS

7.01          Seal                                    13
7.02          Amendments                              13
7.03          Action by Shareholders or Directors
                without a Meeting.                    13

                                                             AS AMENDED 12/14/99

                          AMENDED CODE OF REGULATIONS

                                      OF

                        SIMS AGRICULTURAL PRODUCTS CO.

                                   ARTICLE 1

                            MEETING OF SHAREHOLDERS

      Section 1.01. Annual Meetings. The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on the last day of November in each year or on such date as may be fixed from time to time by the Board of Directors.

      Section 1.02. Calling of Meetings. Meetings of the shareholders may be called only by the President, the Chairman, all of the directors acting with or without a meeting, or a majority of at least 25% of all shares outstanding and entitled to vote thereat.

      Section 1.03. Place of Meeting. All meetings of shareholders shall be held at the principal office of the corporation, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place within or without the State of Ohio.

      Section 1.04. Notice of Meetings. (A) Written notice stating the time, place and purposes of a meeting of the shareholders shall be given either by a personal delivery or by mail not less than seven nor more than sixty days before the date of the meeting to each shareholder of record entitled to notice of the meeting by or at the direction of the Chairman. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for

                                                             AS AMENDED 12/14/99

determining the shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

      (B) Following receipt by the President or the Secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within thirty days after the receipt of such request by the President or the Secretary, then, and only then, the person properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Regulations.

      Section 1.05. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or proxy, at any such meeting without protesting the lack of proper notice prior to or at commencement of the meeting shall be deemed to be a waiver by such shareholder of notice of such meeting.

      Section 1.06. Quorum. At any meeting of shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares

                                                             AS AMENDED 12/14/99

represented at a meeting, whether or not a quorum is present, or the Chairman or the officer of the corporation acting as Chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

      Section 1.07. Votes Required. At all elections of directors, the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportions of the shares, or of any class of shares, or of each class, as is required by law, the Articles or the Regulations.

      Section 1.08. Order of Business. The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting.

      Section 1.09. Shareholders Entitled to Vote. Each shareholder of record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the corporation standing in his name on the books of the corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty days preceding the date of the meeting of shareholders.

      Section 1.10. Cumulative Voting. No holder of any class of shares of the Corporation shall have the right to vote said shares cumulatively.

                                                             AS AMENDED 12/14/99

      Section 1.11. Proxies. At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

      Section 1.12. Inspectors of Election. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or adjournment thereof; if inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting, or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

      Section 1.13. Shareholder Proposal Notice Procedure. Subject to the rights of any holders of preferred shares, only persons who are nominated by, or at the direction of, the Board of Directors of the Corporation or by a shareholder who has given timely written notice to the President of the Corporation prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Corporation. At an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board, or by a shareholder who has given timely written notice to the President of the Corporation of such shareholder's intention to bring such business before such meeting. To be timely, notice of shareholder nominations or proposals to be made at an annual meeting must be received by the Corporation not less than 30

                                                             AS AMENDED 12/14/99

days nor more than 60 days prior to the anniversary date of the prior year's annual meeting of shareholders. If the anticipated date of next year's annual meeting is more than 30 days earlier than the prior year's annual meeting, Sims will so notify the shareholders.

A shareholder's notice to the Corporation proposing to nominate a person for election as a director must contain: (i) the name, business address and residence address of the shareholder making the nomination or proposal, and the number of shares of the Corporation which are beneficially owned by the shareholder; (ii) the name, age, business address and residence address of each nominee proposed in such notice, (iii) the principal occupation or employment of each such nominee for the previous five years; and (iv) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. No person may be elected as a director unless he has been nominated by a shareholder in the manner just described or by the Board of Directors. A shareholder's notice to the Corporation relating to the conduct of business other than the nomination of directors must contain: (i) the name, business address and residence address of the shareholder making the proposal, and the number of shares of the Corporation which are beneficially owned by the proposing shareholder; (ii) a complete discussion of the proposal and the address and telephone number to which the Corporation may direct any inquiries it may have concerning the proposal. No shareholder proposal may be presented at an annual meeting unless it has been first presented to the Corporation in the manner just described. If the Chairman of the Board of other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Shareholder Proposal Notice Procedure, such person will not be eligible as a director, or such business will not be conducted

                                                             AS AMENDED 12/14/99

at such meeting, as the case may be. Nothing in this procedure shall be interpreted or construed to require the inclusion of information about any shareholder proposal in the Corporation's proxy statement.

                                    ARTICLE 2

                                    DIRECTORS

      Section 2.01. Authority and Qualifications. Except where the law, the Articles or the Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by a Board of Directors. Directors need not be shareholders of the corporation.

      Section 2.02. Number of Directors and Term of Office. Until changed in accordance with the provisions of the Regulations, the number of directors shall be five (5), three of whom shall be designated Class 1 directors who shall be elected to a three-year term of office, to serve until their successors are duly elected, qualified and serving or until their earlier resignation, removal from office or death, and two of whom shall be designated Class 2 directors, who shall be elected to a three-year term of office, to serve until the next annual meeting of shareholders and until their successors are duly elected, qualified and serving or until their earlier resignation, removal from office or death. The number of directors may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, only by the affirmative vote of the holders of not less than a majority of the voting shares which are represented at the meeting, in person or proxy, and entitled to vote on such proposal, but no reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

      In addition, the Board of Directors of the Corporation may, by the affirmative vote of a majority of the directors, change the number of directors and fill any director's office that is created

                                                             AS AMENDED 12/14/99

by an increase in the number of directors. No reduction in the number of directors by the Board of Directors shall of itself have the effect of shortening the term of any incumbent director.

      Section 2.03. Election. At each annual meeting of shareholders for the election of directors, the successors to the directors whose term shall expire in that year shall be elected, but if the annual meeting is not held or if one or more of such directors are not elected thereat, they may be elected at a special meeting called for that purpose. The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be by voice vote.

      Section 2.04. Removal. A director or directors may be removed from office, with or without assigning any cause, only by the vote of the holders of shares entitled to them to exercise not less than a majority of the voting power of the corporation to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the Board.

      Section 2.05. Vacancies. Any vacancy in the Board may be filled by the remaining directors, though less than a majority of whole authorized number of directors, by the vote of a majority of their number, for the unexpired term.

      Section 2.06. Meetings. A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called by the Chairman. All meetings

                                                             AS AMENDED 12/14/99

of directors may be held at the principal office of the corporation in Mt. Gilead, Ohio, or at such other place within or without the State of Ohio as the directors may from time to time determine by a resolution. Meetings of the directors may also be held through any communications equipment if all persons participating can hear each other.

      Section 2.07. Notice of Meetings. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-laws shall be given to each of the directors by at least one of the following methods:

      A. By writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address on the records of the corporation; or

      B. By telegraph, cable, radio, wireless or a writing sent or delivered to the residence or usual place of business of a director, as the same appears on the records of the corporation, not later than the day before the date on which such meeting is to be held, or

      C. Personally or by telephone not later than the day before the date on which such meeting is to be held.

      Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the Secretary of the corporation or by the directors calling the meeting. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

      Section 2.08. Waiver of Notice. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filled with

                                                             AS AMENDED 12/14/99

or entered upon the records of the meeting. The attendance of any director at any meeting of the directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

      Section 2.09. Quorum. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the Board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board, except as otherwise provided by law, the Articles or the Regulations.

      Section 2.10. Committees of the Directors. The directors may create one or more committees of the directors, each to consist of not less than one (1) director, and may delegate to such committees any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in any committee of the directors.

      Such committee of the directors shall serve at the pleasure of the directors and shall be subject to the control and direction of the directors. Each of such committees of the directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. Meetings of the committee of the directors may be held through any communications equipment if all persons participating can hear each other.

      Any act or authorization of any act by any such committee of the directors, within the authority delegated to it, shall be as effective for all purposes as the act or authorization of the directors. Notice of the time and place of each meeting of any committee of the directors shall be given to each of its members by at least one of the methods specified in Section 2.07 hereof. A meeting of any

                                                             AS AMENDED 12/14/99

committee of the directors may be called only by the President or by a member of such committee of the directors.

      Section 2.11. Compensation. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, in such amount as the directors may determine.

      Section 2.12. By-Laws. The directors may adopt, and amend from time to time, by-laws for their own government, which by-laws shall not be inconsistent with the law, the Articles or the Regulations.

                                    ARTICLE 3

                                    OFFICERS

      Section 3.01. Officers. The Officers of the corporation to be elected by the directors shall be a President, one or more Vice Presidents, as the directors may from time to time determine, a Secretary, a Treasurer and such other officers and assistant officers as the directors may from time to time elect. If the directors elect a Chairman of the Board, he must be a director. Officers need not be shareholders of the corporation and may be paid such compensation as the directors may from time to time determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles, or the Regulations to be executed, acknowledged or verified by two or more officers.

      Section 3.02. Tenure of Office. The officers of the corporation shall hold office at the pleasure of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to any contract rights of the person so removed.

      Section 3.03. Duties of Officers. All officers, as between themselves and the corporation, shall, respectively, have such duties as are determined by the directors.

                                    ARTICLE 4

                                     SHARES

      Section 4.01. Certificates. Certificates evidencing ownership of shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number, the signatures of the President or a Vice President and of the Secretary, the Treasurer or an Assistant Treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed), and any such recitals as may be required by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt, and may bear, in addition to the required recitals, such further recitals as are permitted by law.

      Section 4.02. Transfers. Where a certificate evidencing a share or shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

      1. An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate or signs a power to assign or transfer such shares or when the signature of an appropriate person is written without more on the back of each certificate; and

      2. Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective, the corporation or its agents reserving the right to refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company

                                                             AS AMENDED 12/14/99

having an office or a correspondent in the City of Columbus, Ohio or in the City of New York or by a firm having membership in the New York Stock Exchange;

      3. All applicable laws relating to the collection of transfer or other taxes have been compiled with; and

      4. The corporation or its agents are not otherwise required or permitted to refuse to register such transfer by any Agreement between the shareholders then in effect.

      Section 4.03. Transfer Agents and Registrars. The directors may appoint one or more agents to transfer or to register shares of the corporation, or both.

      Section 4.04. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claim that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

      1. So requests before the corporation has notice that such original certificates have been acquired by a bona fide purchaser; and

      2. Files with the corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the corporation in such sum as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

      3. Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.

                                                             AS AMENDED 12/14/99

                                    ARTICLE 5

                                 INDEMNIFICATION

      Section 5.01. Indemnification. The corporation shall indemnify each director and officer, each former director and officer and each person who may have served at its request as a director, trustee or officer of any other corporation, partnership, joint venture, trust or other enterprise, to the greatest extent permitted by Ohio law, with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party by reason of the fact that he is or was a director or officer of the corporation or is or was serving at its request as aforesaid. Indemnification hereunder shall include all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement if actually and reasonably incurred by him in connection with such action, suit or proceeding. Such expenses shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. In addition, the corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation or is or was serving as an employee or agent of another enterprise at the request of the corporation; subject, however, to the limitations imposed by Ohio law. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles or any agreement, vote of shareholders or disinterested directors or otherwise (including, without limitation, insurance), both as to action in his official capacity and as to action

                                                             AS AMENDED 12/14/99

in another capacity while holding such office, and shall continue as to a person who ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and successors of such a person.

                                    ARTICLE 6

                              CERTAIN TRANSACTIONS

      Section 6.01. Contracts or Transactions with Directors and Officers. No contract or transaction shall be void or voidable with respect to the corporation for the reason that it is between the corporation and one or more of its directors or officers, or between the corporation and any other person in which one or more of its directors or officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interested directors or officers participate in or vote at the meeting of the directors or a committee thereof which authorized such contract or transaction, if (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the directors or the committee; and (b) the directors in good faith reasonably justified by such facts, authorize the contract or transaction by affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or (c) the material facts as to his or their relationship are disclosed or known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation held by persons not interested in the contract or transaction; or
(d) the contract or transaction is fair as to the corporation at the time it is authorized or approved by the directors, a committee thereof or the shareholders.

                                                             AS AMENDED 12/14/99

      Common or interested directors may be counted in determining the presence of a quorum at any meeting of the directors or of a committee thereof which authorizes the contract or transactions.

                                    ARTICLE 7

                                  MISCELLANEOUS

      Section 7.01. Seal. If the corporation adopts a seal, it shall be circular, about two inches in diameter, with the name of the corporation engraved around the margin and the word "SEAL" engraved across the center.

      Section 7.02. Amendments. The regulations may be amended or new regulations may be adopted, at a meeting of shareholders held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than two-thirds of the voting power of the corporation.

      Section 7.03. Action by Shareholders or Directors without a Meeting. Any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings, signed by all the shareholders who would then be entitled to notice of a meeting of the shareholders held for such purpose or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation.